Exhibit 99.1

REDBOX TO ACQUIRE THE ASSETS OF NCR’S ENTERTAINMENT LINE OF BUSINESS

Companies Also Plan to Sign a Manufacturing and Services Agreement

OAKBROOK TERRACE, Ill.–Feb. 6, 2012 – Redbox Automated Retail, LLC, a wholly-owned subsidiary of Coinstar, Inc. (Nasdaq: CSTR) today announced that Redbox has agreed to purchase assets of NCR Corporation’s (NYSE: NCR) entertainment line of business. The acquisition includes the purchase of the DVD kiosks, certain retailer contracts, and DVD inventory from NCR’s entertainment line of business. In connection with the asset purchase, Coinstar and NCR also will enter into a strategic supplier arrangement where Coinstar will purchase product and services from NCR.

Redbox will pay up to $100 million for the assets. Through the manufacturing and services agreement, Coinstar will procure from NCR hardware, software and services that will yield $25 million in margin for NCR over five years.

“We are very pleased to enter into this agreement with NCR,” said Scott Di Valerio, chief financial officer of Coinstar, Inc. and interim president of Redbox. “As the global self-service solutions leader, NCR has strong technology, manufacturing and servicing capabilities, and we look forward to leveraging their expertise as Coinstar continues to grow its core automated retail businesses and expands its offerings.”

“Through this agreement with Redbox, NCR will be better positioned to focus on expanding our business in our targeted industries,” said John Bruno, executive vice president and chief technology officer, NCR. “Additionally, this transaction affords us the opportunity to develop a long-term strategic relationship with Coinstar and partner on delivering new and innovative solutions to the market.”

The transaction is subject to regulatory approval and is expected to close in the third quarter of 2012.

About Redbox

Redbox Automated Retail, LLC, a wholly-owned subsidiary of Coinstar, Inc. (Nasdaq: CSTR), offers new-release DVD, Blu-ray Disc® and video game rentals through its network of conveniently located, self-service kiosks. Redbox has rented more than 1.5 billion discs and is available at more than 35,400 kiosks across over 29,000 locations nationwide, including select McDonald’s restaurants, leading grocery, drug and convenience stores, select Walmart locations and Walgreens locations in select markets. For more information, visit www.redbox.com.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD rental and Coinstar® self-service coin-counting brands. The company has approximately 35,400 DVD kiosks and 20,200 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future events, results, performance, or conditions. The forward-looking statements in this report, including those relating to closing, and the timing, of the asset purchase, receipt of purchased assets, payments and performance relating to the various agreements, and governmental approval, are only predictions based on the current intent and expectations of the management of Coinstar and Redbox, and actual events, results, performance, and conditions may be materially different from those expressed or implied in those statements. Differences may result from actions taken by Coinstar or Redbox, as well as from risks and uncertainties beyond Coinstar and Redbox’s control, including those relating to NCR. Such risks and uncertainties include, but are not limited to, actions resulting from federal, state, local and other laws and regulations or taken by governing bodies, as well as the ability to obtain the required consents and approvals (including antitrust approvals) from appropriate governmental entities and other third parties relating to certain contracts in connection with the asset purchase. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” described in Coinstar’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Coinstar’s expectations as of the date of this report. Coinstar undertakes no obligation to update the information provided herein.